                                                                    Exhibit 5(j)

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The Travelers Insurance Company                                                      Group Deferred Variable Annuity Application
One Cityplace . Hartford, CT 06103-3415                                                                               (New York)

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Certificate Owner/Annuitant Information
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Name                                                                   SS#

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Street Address                                                         Sex [ ] Male     Date of Birth

                                                                           [ ] Female
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City, State, Zip                                                       U.S. Citizen [ ]  Y  [ ] N

                                                                       If no, please indicate country of citizenship
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Beneficiary Information
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   Full Name (First, M.I., Last)                                      SSN/TIN             Relationship to Owner     % to Receive
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                                                Primary

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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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                                                [ ] Primary

                                                [ ] Contingent
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Maturity Date: ____/____/_____ (Will be set to age 90 unless otherwise specified)
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Type of Plan (Please check only one)
[ ] IRA Rollover     [ ] Pension/Profit Sharing
[ ] TSA ERISA        [ ] 457 Def Comp Plan
[ ] TSA              [ ] Other_____________
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes  [ ] No

If yes, please provide details:

Insurance Company Name: _____________________________  Contract Number: ______________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or
any other company?                                                     [ ] Yes  [ ] No

If yes, provide the information below.

Insurance Company Name: _____________________________  Contract Number: ______________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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L-22535NY                                               *L22535NY*                                      Order # L-22535NY
                                                                                                              1 of 3; Rev. 11/05

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Allocation Schedule (total must equal 100%)
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Name                                               Code   Pct     Name                                               Code   Pct
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AIM Capital Appreciation Portfolio                  KC       %    Pioneer Fund Portfolio                              UP       %
American Funds Global Growth Fund - Class 2 Shares  IL       %    Pioneer Mid Cap Value Portfolio                     FW       %
American Funds Growth Fund - Class 2 Shares         IG       %    Pioneer Strategic Income Portfolio                  HP       %
American Funds Growth-Income Fund - Class 2 Shares  II       %    Putnam VT Small Cap Value Fund - Class IB Shares    OP       %
Capital Appreciation Fund (Janus)                   US       %    Salomon Brothers Variable All Cap Fund - Class I    AD       %
Citistreet Diversified Bond Fund - Class I          OB       %    Salomon Brothers Variable Investors Fund -          C2       %
                                                                  Class I
Citistreet International Stock Fund - Class I       OI       %    SB Adjustable Rate Income Portfolio                 BI       %
Citistreet Large Company Stock Fund - Class I       OC       %    Smith Barney Aggressive Growth Portfolio            SG       %
Citistreet Small Company Stock Fund - Class I       OE       %    Smith Barney Appreciation Portfolio                 1N       %
Delaware VIP REIT Series                            AQ       %    Smith Barney High Income Portfolio                  HH       %
Delaware VIP Small Cap Value Series                 AP       %    Smith Barney Large Cap Growth Portfolio             AB       %
Dreyfus VIF Appreciation Portfolio                  DP       %    Smith Barney Small Cap Growth Opportunities         C9       %
                                                                  Portfolio
Dreyfus VIF Developing Leaders Portfolio            DS       %    Social Awareness Stock Portfolio (Smith Barney)     SA       %
Equity Income Portfolio (Fidelity)                  4F       %    Strategic Equity Portfolio (Fidelity)               HA       %
Equity Index Portfolio - Class II                   GF       %    Style Focus Series: Small Cap Growth Portfolio      FY       %
Fidelity VIP Contrafund Portfolio-Service Class 2   FT       %    Style Focus Series: Small Cap Value Portfolio       F0       %
Fidelity VIP Mid Cap Portfolio - Service Class 2    D1       %    Templeton Developing Markets Securities Fund -      VQ       %
                                                                  Class 2
Franklin Mutual Shares Securities Fund - Class 2    R2       %    Templeton Foreign Securities Fund - Class 2         VG       %
Janus Aspen Mid Cap Growth Portfolio - Service      JA       %    Templeton Growth Securities Fund - Class 2          Q2       %
Shares
Large Cap Portfolio (Fidelity)                      4G       %    Travelers Convertible Securities Portfolio          AF       %
Lazard Retirement Small Cap Portfolio               RS       %    Travelers Disciplined Mid Cap Stock Portfolio       1M       %
Lord Abbett Series Growth and Income Portfolio      FK       %    Travelers High Yield Bond Trust                     UB       %
Lord Abbett Series Mid-Cap Value Portfolio          FL       %    Travelers Managed Assets Trust                      UA       %
Mercury Large Cap Core Portfolio                    DR       %    Travelers Money Market Portfolio                    1K       %
MFS Mid Cap Growth Portfolio                        DQ       %    Travelers Quality Bond Portfolio                    4W       %
MFS Total Return Portfolio                          HT       %    Travelers U.S. Government Securities Portfolio      GV       %
MFS Value Portfolio                                 BD       %    Van Kampen LIT Comstock Portfolio - Class II        NJ       %
                                                                  Shares
Mondrian International Stock Portfolio              4C       %    Fixed Account (where approved)                               %
Oppenheimer Main Street Fund/VA - Service Shares    H2       %                                                                 %
PIMCO VIT Real Return Portfolio - Adm Class         PR       %                                                                 %
PIMCO VIT Total Return Portfolio                    PM       %                                                                 %
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                                                                                                             TOTAL          100%
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Please check the following if choosing the Optional Death Benefit and Credit Endorsement:
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[ ] Yes, I elect the Optional Death Benefit and Credit Endorsement (if not, you will receive the Standard Death Benefit)
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Dollar Cost Averaging/Systematic Withdrawal Programs  (If checked, please attach completed form)
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Dollar Cost Averaging [ ] Y  [ ] N                     Systematic Withdrawal [ ] Y  [ ] N
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Special Requests


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                                                      PLEASE READ AND SIGN PAGE 3

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L-22535NY                                               *L22535NY*                                      Order # L-22535NY
                                                                                                              2 of 3; Rev. 11/05

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Disclosures and Acknowledgment
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I/We understand the certificate will take effect when the first premium is received, and the data collection form is approved in the Home Office of the Company. All payments and values provided by the certificate applied for, when based on investment experience of a separate account, are variable and are not guaranteed as to a fixed dollar amount. No agent is authorized to make changes to the certificate or data collection form. I understand that the Company may amend this certificate to comply with changes in the Internal Revenue Code and related regulations.

[ ] I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Certificate Owner's Signature         City, State Where Signed   (REQUIRED)    Date

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Representative Use Only
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Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to criminal and civil penalties, including imprisonment, fines and denial of insurance benefits.

I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)             Date

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Representative's Signature                       SS#

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Phone #                       Fax #              License #

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Broker/Dealer

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For Citistreet Use Only (Circle one)             Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-22535NY                                               *L22535NY*                                      Order # L-22535NY
                                                                                                              3 of 3; Rev. 11/05